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Exhibit 8(b)(4):   Amendment  No. 3 to the  Participation  Agreement  among
                   Federated Insurance Series, formerly Insurance Management Series, Federated Securities Corp. and United of Omaha Life Insurance Company.


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                                 AMENDMENT NO. 3

This is an Amendment to the Participation Agreement (Agreement) dated May 25, 1995, among Federated Insurance Series, formerly Insurance Management Series (the Fund), Federated Securities Corp. (the Distributor) and United of Omaha Life Insurance Company (the Company). This Amendment is effective November 22, 2002.

The Fund, Distributor and the Company hereby agree to replace Schedule A of the Agreement by inserting the following in its entirety:

Schedule A
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Name of Separate Account and Date   Contracts Funded
Established by Board of Directors  by Separate Account   Designated Portfolios
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                                                        Federated Prime Money
                                                        Fund II (formerly Prime
United of Omaha Life Insurance         6090L-0595           Money Fund II)
Company Separate Account               6500L-0898       Federated Fund for  U.S.
C (12/1/93)                            6880L-1101             Government
(Variable Annuities)                   6980L-1002       Securities II (formerly
                                                           U.S. Government
                                                            Securities II)
--------------------------------------------------------------------------------

United of Omaha Life Insurance         6347L-0697       Federated Prime Money
Company Separate Account B             6387L-1197       Fund II (formerly Prime
(8-27-96)                                                    Money Fund II)
(Variable Life)                                         Federated Fund for U.S.
                                                              Government
                                                        Securities II (formerly
                                                            U.S. Government
                                                             Securities II)
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Signed by the parties:
                                        United of Omaha Life Insurance Company
                                        By its authorized officer,


                                        By:     /s/ Richard A. Witt
                                           -------------------------------------
                                        Title:  Executive Vice President
                                              ----------------------------------

                                        Federated Insurance Series
                                        By its authorized officer,


                                        By:     /s/ J. Christopher Donalee
                                           -------------------------------------
                                        Title:


                                        Federated Securities Corp.
                                        By its authorized officer,


                                        By:     /s/ John Fisher
                                           -------------------------------------
                                        Title: